Exhibit 99.2

NEWS RELEASE

Cytokinetics Announces Pricing of Upsized $650.0 Million Convertible Senior Notes Offering; Refinances a Portion of 2027 Convertible Notes

2025-09-16

SOUTH SAN FRANCISCO, Calif., Sept. 16, 2025 (GLOBE NEWSWIRE)-Cytokinetics, Incorporated (“Cytokinetics”) (Nasdaq: CYTK) today announced the pricing of its offering of $650.0 million aggregate principal amount of 1.75% convertible senior notes due 2031 in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $550.0 million.

Key elements of the transaction include:

•	Primarily a refinancing transaction of the 3.50% convertible senior notes due 2027 (the “2027 notes”), which extends the maturity of the refinanced debt to 2031

•	Achieved a lower coupon of 1.75% and a higher conversion price of approximately $68.42 compared to the 2027 notes

•	Retiring approximately $399.5 million of the 2027 notes

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Any remaining proceeds will be used to support the potential commercial launch of aficamten and for general corporate purposes, including potentially to retire the remaining 2027 notes before or at maturity of those notes that are not exchanged and refinanced pursuant to this transaction

The issuance and sale of the notes are scheduled to settle on September 19, 2025, subject to customary closing conditions. Cytokinetics also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $100.0 million aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Cytokinetics. The notes will accrue interest at an annual rate of 1.75%, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026. The notes will mature on October 1, 2031, unless earlier converted, redeemed or repurchased by Cytokinetics. Before July 1, 2031, noteholders will have the right to convert their notes only in certain circumstances. From and after July 1, 2031, noteholders may convert all or any portion of their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Cytokinetics will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Cytokinetics’ election. The initial conversion rate is 14.6156 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $68.42 per share of common stock. The initial conversion price represents a premium of approximately 37.5% over the last reported sale price of $49.76 per share of Cytokinetics’ common stock on September 16, 2025. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

Cytokinetics’ may not redeem the notes at its election at any time before October 6, 2028. The notes will be redeemable, in whole or in part (subject to certain limitations), at Cytokinetics’ option at any time, and from time to time, on a redemption date on or after October 6, 2028 and, in the case of any partial redemption, on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the notes are “freely tradable” (as defined in the indenture for the notes) as of the date Cytokinetics sends the related redemption notice and all accrued and unpaid additional interest, if any, has been paid in full as of the first interest payment date occurring on or before the date such notice is sent and (ii) the last reported sale price per share of Cytokinetics’ common stock exceeds 130% of the conversion price for a specified period of time.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Cytokinetics to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

Use of Proceeds: Cytokinetics estimates that the net proceeds from the offering will be approximately $632.0 million (or approximately $729.4 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Cytokinetics’ estimated offering expenses. Cytokinetics intends to use:

•	approximately $402.5 million of the net proceeds from the offering to pay the cash portion of the consideration in the note exchange transactions as described below; and

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the remainder of the net proceeds of this offering will be used (a) to support the potential commercial launch of aficamten, (b) to continue and expand the development program for aficamten, (c) to advance its development and research pipeline, and (d) for general corporate purposes, including potentially to retire the remaining 2027 notes before or at maturity of those notes that are not exchanged and refinanced pursuant to this transaction and working capital.

Cytokinetics expects to use approximately $402.5 million of the net proceeds from the offering and to issue 2,168,806 shares of its common stock in exchange for approximately $399.5 million aggregate principal amount of the 2027 notes in privately negotiated transactions (each, a “note exchange transaction”) entered into concurrently with the pricing of the offering. The terms of each note exchange transaction will depend on a variety of factors, including the market price of Cytokinetics’ common stock and the trading price of the 2027 notes at the time of such note exchange transactions. No assurance can be given as to how much, if any, of the 2027 notes will be exchanged or the terms on which they will be exchanged. This press release is not an offer to exchange the 2027 notes, and the offering of the notes is not contingent upon the note exchange transactions.

In connection with any note exchange transaction, Cytokinetics expects that holders of the 2027 notes who agree to have their 2027 notes exchanged and who have hedged their equity price risk with respect to such 2027 notes (the “hedged holders”) will, concurrently with, or shortly after, the pricing of the notes, unwind all or part of their hedge positions by buying Cytokinetics’ common stock and/or entering into or unwinding various derivative transactions with respect to its common stock. The amount of Cytokinetics’ common stock to be purchased by the hedged holders or the notional number of shares of Cytokinetics’ common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of Cytokinetics’ common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Cytokinetics’ common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price for the notes. Cytokinetics cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or its common stock.

The offer and sale of the notes, any shares of common stock issuable upon conversion of the notes and any shares of common stock issuable in connection with any note exchange transaction have not been, and will not be, registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any state or jurisdiction.

About Cytokinetics

Cytokinetics is a specialty cardiovascular biopharmaceutical company, building on its over 25 years of pioneering scientific innovations in muscle biology to advance a pipeline of potential new medicines for patients suffering from diseases of cardiac muscle dysfunction. Cytokinetics is readying for potential regulatory approvals and commercialization of aficamten, a cardiac myosin inhibitor following positive results from SEQUOIA-HCM, the pivotal Phase 3 clinical trial in patients with obstructive hypertrophic cardiomyopathy (HCM). Aficamten is also being evaluated in additional clinical trials enrolling patients with obstructive and non-obstructive HCM. Cytokinetics is also developing omecamtiv mecarbil, a cardiac myosin activator, in patients with heart failure with severely reduced ejection fraction (HFrEF), ulacamten, a cardiac myosin inhibitor with a mechanism of action distinct from aficamten, for the potential treatment of heart failure with preserved ejection fraction (HFpEF) and CK-089, a fast skeletal muscle troponin activator with potential therapeutic application to a specific type of muscular dystrophy and other conditions of impaired skeletal muscle function.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the timing or amount of any exchanges of the 2027 notes by Cytokinetics and the potential impact of the foregoing or related transactions on the market price of Cytokinetics’ common stock or the price of the notes. Forward-looking statements represent Cytokinetics’ current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Cytokinetics’ business, including in its Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on February 27, 2025 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025, filed with the SEC on May 6, 2025 and August 7, 2025, respectively, and other filings that Cytokinetics makes from time to time with the SEC. Cytokinetics may not consummate the offering or the note exchange transactions described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Cytokinetics does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact:

Cytokinetics, Inc.

Diane Weiser

Senior Vice President, Corporate Affairs

(650) 624-3060

Source: Cytokinetics, Incorporated

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